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                                                                   EXHIBIT 3.1.1


                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                       SOUTHEAST COMMERCE HOLDING COMPANY


                                       I.

         The name of the Corporation is Southeast Commerce Holding Company.

                                      II.

         The Articles of Incorporation of the Corporation are amended by deleting Article I of the existing Articles of Incorporation in its entirety and substituting therefor the following:


                                   ARTICLE I
                                      NAME

                 The name of the Corporation is ebank.com, Inc.


                                      III.

         The amendment contained herein was duly adopted by the Board of Directors at a meeting held on April 19, 1999 and was approved by resolution without shareholder action. Pursuant to section 14-2-1002 of the Georgia Business Corporation Code, the Corporation's Articles of Incorporation, and the Corporation's Bylaws, the amendment contained herein did not require the consent of the shareholders of the Corporation.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer as of the 19th day of April, 1999.


                                          SOUTHEAST COMMERCE HOLDING COMPANY



                                          By:    /s/ Richard A. Parlontieri
                                             ----------------------------------
                                          Name:  Richard A. Parlontieri
                                          Title: Chief Executive Officer



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